                                                                   EXHIBIT 23(i)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (a) the Registration Statements on Form S-8 (Registration Nos. 333-95919 and 333-103734) relating to the Fortune Brands Retirement Savings Plan, the Registration Statements on Form S-8 (Registration Nos. 333-95925 and 333-103736) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-58865) relating to the 1990 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-95909) relating to the 1999 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, the Registration Statements on Form S-8 (Registration Nos. 333-58166 and 333-103735) relating to the Future Brands LLC Retirement Savings Plan, and the prospectuses related thereto, and (b) the Registration Statement on Form S-3 (Registration Nos. 33-50832 and 333-76371) of our report dated January 21, 2003 relating to the financial statements and financial statement schedule which are included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Chicago, Illinois
March 12, 2003